UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2016

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2016, Oxford Immunotec Ltd. (“OI Ltd.”), a wholly owned subsidiary of Oxford Immunotec Global PLC (the “Registrant”), entered into a Second Amendment to Distributorship Agreement (the “Amendment”) with Fosun Long March Medical Science Co. Ltd. and Shanghai Xin Chang Medical Device Co. Ltd. (collectively the “Distributors”). The Amendment amends the Distributorship Agreement between the parties dated October 8, 2013, as amended on April 22, 2015, pursuant to which the Distributors purchase T-SPOT®.TB test kits from OI Ltd. for distribution in China (the “Agreement”). The Agreement was originally filed as Exhibit 10.24 of our Registration Statement on Form S-1 (File No. 333-191737) on October 15, 2013 and as Exhibit 10.1 of our Quarterly Report on Form 10Q on August 4, 2015. The Amendment establishes the minimum purchase conditions under which OI Ltd. would provide a certain amount of product at no charge in support of the Distributors’ promotional and discount programs for 2016.

The descriptions of the Agreement and the Amendment are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Agreement and the Amendment, as applicable. The Registrant expects to file the Amendment as an exhibit to the Registrant’s next Annual Report on Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley VP and General Counsel